Consolidated Report of Condition of

                      THE BANK OF NEW YORK

             of 48 Wall Street, New York, N.Y. 10286
             And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business
December 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                               Dollar Amounts
ASSETS                                           in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................            $ 4,500,312
  Interest-bearing balances ..........                643,938
Securities:
  Held-to-maturity securities ........                806,221
  Available-for-sale securities ......              2,036,768
Federal funds sold and securities
  purchased under agreements to resell
  in domestic offices of the bank:
Federal funds sold ...................              4,166,720
Securities purchased under agreements
  to resell...........................                 50,413
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income ...........................             27,068,535
  LESS: Allowance for loan and
    lease losses .....................                520,024
  LESS: Allocated transfer risk
    reserve...........................                  1,000
    Loans and leases, net of unearned
    income and allowance, and reserve              26,547,511
Assets held in trading accounts ......                758,462
Premises and fixed assets (including
  capitalized leases) ................                615,330
Other real estate owned ..............                 63,769
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                223,174
Customers' liability to this bank on
  acceptances outstanding ............                900,795
Intangible assets ....................                212,220
Other assets .........................              1,186,274
                                                  -----------
Total assets .........................            $42,711,907
                                                  ===========

LIABILITIES
Deposits:
  In domestic offices ................            $21,248,127
  Noninterest-bearing ................              9,172,079
  Interest-bearing ...................             12,076,048
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...              9,535,088
  Noninterest-bearing ................                 64,417
   Interest-bearing ..................              9,470,671
Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............              2,095,668
  Securities sold under agreements
    to repurchase ....................                 69,212
Demand notes issued to the U.S.
  Treasury ...........................                107,340
Trading liabilities ..................                615,718
Other borrowed money:
  With original maturity of one year
    or less ..........................              1,638,744
  With original maturity of more than
    one year .........................                120,863
Bank's liability on acceptances exe-
  cuted and outstanding ..............                909,527
Subordinated notes and debentures ....              1,047,860
Other liabilities ....................              1,836,573
                                                  -----------
Total liabilities ....................             39,224,720
                                                  ===========

EQUITY CAPITAL
Common stock ........................                 942,284
Surplus .............................                 525,666
Undivided profits and capital
  reserves ..........................               1,995,316
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                  29,668
Cumulative foreign currency transla-
  tion adjustments ..................                  (5,747)
                                                  -----------
Total equity capital ................               3,487,187
                                                  -----------
Total liabilities and equity
  capital ...........................             $42,711,907
                                                  ===========

   I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                            Robert E. Keilman

   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                       )
   J. Carter Bacot     )
   Thomas A. Renyi     )     Directors
   Alan R. Griffith    )
                       )